Exhibit 10.27

                         SERIES A CONVERTIBLE PREFERRED
           STOCK AND COMMON STOCK PURCHASE WARRANT PURCHASE AGREEMENT

         THIS SERIES A CONVERTIBLE PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANT PURCHASE AGREEMENT, dated as of February 28, 2002 (together with the Disclosure Statement, Exhibits and Schedules hereto, the "Agreement"), is entered into between Intercallnet, Inc., a Florida corporation (the "Company"), and Stanford Venture Capital Holdings, Inc., a Delaware corporation (the "Investor").

                                    RECITALS

         WHEREAS, the Company desires to issue and sell to the Investor for an aggregate purchase price of $1,500,000 (the "Purchase Price") 1,500,000 shares of authorized but unissued Series A Convertible Preferred Stock, $0.0001 par value per share, of the Company (the "Series A Convertible Preferred Stock") and common stock purchase warrants (individually a "Warrant" and collectively the "Warrants") to purchase the number of shares of the Company's common stock at such exercise prices and through such expiration periods as further described herein; and

         WHEREAS, the Investor desires to purchase the Series A Convertible Preferred Stock and Warrants on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:


                                    ARTICLE I

                        THE PREFERRED SHARES AND WARRANTS

         1.01 Recitals. The foregoing recitals are true and correct and are incorporated herein by reference thereto.

         1.02 Authorization of the Preferred Shares and Warrants. The Company has authorized the sale and issuance to the Investor of: (a) 1,500,000 shares (the "Preferred Shares") of its Series A Convertible Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Company's Amended Articles of Incorporation in the form attached hereto as Exhibit A (as amended, the "Articles"); and (b) the Warrants to purchase 6,500,000 shares of the Company's common stock at such exercise prices and through such expiration periods as set forth in the form of each Warrant attached hereto as Exhibit B.

         1.03 Issuance, Sale and Delivery of the Preferred Shares and Warrants. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and


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agreements contained herein, the Company hereby agrees to issue and sell to the
Investor, and the Investor hereby agrees to purchase from the Company at each Closing (as hereinafter defined), such number of the Preferred Shares and the Warrants as is set forth in Section 1.04 below.

         1.04 Closing. The closing of the sale and purchase of the Preferred Shares and Warrants shall take place at the offices of Kipnis Tescher Lippman & Valinsky, P.A. ("Kipnis Tescher"), 100 Northeast Third Avenue, Suite 610, Fort Lauderdale, Florida 33301-1165 at 9:00 a.m. (East Coast time), or at such other date, time and place as the Company and the Investor shall agree, on each of three dates (each a "Closing Date" and each a "Closing") as follows:

                  (a) 500,000 of the Preferred Shares and 2,166,666 Warrants for U.S. $500,000 (payable in cash or immediately available funds) on February 28, 2002, or at such other place, date and time as may be mutually agreed upon by the Company and the Investor (the "Initial Closing Date"or the "Initial Closing");

                  (b) 500,000 of the Preferred Shares and 2,166,666 Warrants for U.S. $500,000 (payable in cash or immediately available funds) during the week of March 11, 2002, or at such other place, date and time as may be mutually agreed upon by the Company and the Investor (the "Second Closing Date" or the "Second Closing"); and

                  (c) 500,000 of the Preferred Shares and 2,166,668 Warrants for U.S. $500,000 (payable in cash or immediately available funds) fifteen days after the Second Closing, or at such other place, date and time as may be mutually agreed upon by the Company and the Investor (the "Third Closing Date" or the "Third Closing").

                  Upon the Investor's purchase of the Preferred Shares and the Warrants at each Closing, as set forth above, the Company shall issue and deliver to the Investor a stock certificate or certificates and warrant certificate or certificates in definitive form registered in the name of such Investor (or its designee) representing such number of Preferred Shares and Warrants purchased at such Closing. Each such certificate representing Preferred Shares and Warrant Shares shall bear a restrictive legend restricting transferability under the Securities Act of 1933, as amended (the "Securities Act") and a legend referencing that the Company will furnish the holder of the share certificate with the designations, rights, preferences, and restrictions pertaining to the shares represented by the share certificate upon request (the "Preferred Stock Legend"). As payment in full for 500,000 of the Preferred Shares and the Warrants being purchased by it at each Closing, and against delivery of the stock certificates therefor as aforesaid on each Closing Date, the Investor shall deliver to the Company by check or wire transfer $500,000 in U.S. federal funds (the "Required Disbursement").


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a separate disclosure statement attached hereto referring to the sections contained in this Article II, which has been delivered by the Company to the Investor prior to the execution of this Agreement (the "Disclosure Statement"), the Company hereby represents and warrants to the Investor as of the date hereof and as of each Closing Date as follows:

         2.01 Organization, Qualification and Corporate Power; Subsidiaries.
              -------------------------------------------------------------

                  (a) Each of the Company and its wholly-owned subsidiaries, Inter-Call-Net Teleservices, Inc. ("ICN") and Inter-Call-Net International, Inc. (incorporated January 30, 2002) ("ICNI") is a duly organized and validly existing corporation and its status is active under the laws of the State of Florida and has all requisite corporate power and corporate authority required for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. Each of the Company, ICN and ICNI is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the Company's (including each of ICN's and ICNI's) assets, business, prospects, liabilities, properties, condition (financial or otherwise) or results of operations taken as a whole (a "Material Adverse Effect"). The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, the Warrants, the Registration Rights Agreement (as hereinafter defined), the Shareholders' Agreement (as hereinafter defined), and the Consulting Agreement (as hereinafter defined) (the Registration Rights Agreement, the Shareholders' Agreement and the Consulting Agreement are collectively referred to herein as the "Collateral Agreements"), to perform all its obligations hereunder and thereunder, to issue, sell and deliver the Preferred Shares and Warrants, and to issue and deliver the shares of common stock, $0.0001 par value per share, of the Company (the "Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares") and issuable upon exercise of the Warrants (the "Warrant Shares").

                  (b) The Company has no subsidiaries or affiliated companies other than ICN and ICNI and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock, securities convertible into capital stock of any other corporation other than ICN and ICNI, or (ii) any participating interest in any partnership, joint venture, limited liability company or other non- corporate business enterprise and does not control, directly or indirectly, any other entity other than ICN and ICNI.



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         2.02 Authorization of Agreements, etc.
              --------------------------------

                  (a) The execution and delivery by the Company of this Agreement and the Collateral Agreements, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery in accordance with the Articles of the Preferred Shares and the Warrants, and the issuance and delivery of the Conversion Shares and Warrant Shares have been duly authorized by all requisite corporate action and will not (x) violate (i) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company and/or to ICN and/or to ICNI, (ii) the Articles, or the Articles of Incorporation of each of ICN and ICNI, (iii) the Bylaws of each of the Company, ICN and ICNI, or (iv) any provision of any mortgage, lease, indenture, agreement or other instrument to which each of the Company, ICN and ICNI or any of their respective properties or assets is bound, or (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of each of the Company, ICN and ICNI, except in the case of clauses (x)(iv) and (y), where such violation, conflict, breach, default or lien would not have a Material Adverse Effect.

                  (b) The Preferred Shares and Warrants have been duly authorized and, when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, will have the rights, preferences, privileges and restrictions described in the Articles, and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under the Collateral Agreements and under applicable Federal and state securities laws. The Conversion Shares and Warrant Shares have been duly reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants, respectively, and when so issued pursuant to the provisions of the Articles, will be duly authorized, validly issued, fully paid and non-assessable shares with no personal liability attaching to the ownership thereof, will have the rights, preferences, privileges and restrictions described in the Articles, and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under the Collateral Agreements and under applicable Federal and state securities laws. Neither the issuance, sale or delivery of the Preferred Shares and Warrants nor the issuance or delivery of the Conversion Shares and Warrant Shares is subject to any preemptive right of shareholders of the Company, or to any right of first refusal or other right in favor of any Person.

         2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement or the Collateral Agreements may be limited by applicable Federal or state securities laws. The Collateral Agreements, when executed and delivered in accordance with this Agreement, will constitute the


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legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement or the Collateral Agreements may be limited by applicable Federal or state securities laws.

         2.04 Authorized Capital Stock. Upon the filing of the Articles, the authorized capital stock of the Company shall consist of (i) 2,000,000 shares of preferred stock, $0.0001 par value (the "Preferred Stock"), 1,500,000 of which shares have been designated Series A Convertible Preferred Stock, and (ii) 50,000,000 shares of Common Stock. Schedule 2.04 sets forth a capitalization table of the Company on a fully-diluted, post-Third Closing basis. Immediately prior to the Initial Closing, 12,180,735 shares of Common Stock will be issued and outstanding, and no shares of Preferred Stock will be issued and outstanding (however, it is planned that Series B Preferred Stock will be authorized and issued). All issued and outstanding shares of Common Stock of the Company are duly authorized and validly issued, and are fully paid and non-assessable. Following receipt of payment pursuant to Section 1.04 hereof, the Preferred Shares and Warrants issuable in connection with the transactions contemplated hereby will be duly authorized and validly issued, and will be fully paid and non-assessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company will be as set forth in the Articles, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are in accordance with all applicable laws and are legal, valid and binding obligations of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Except as set forth on Section 2.04 of the Disclosure Statement, (i) no Person owns of record or is known to the Company to own beneficially any share of Preferred Stock (however, it is planned that Series B Preferred Stock will be authorized and issued), (ii) no subscription, warrant, option, scrip, convertible security or other right (contingent or other) to purchase or otherwise acquire from the Company (or, to the best of the Company's knowledge, from any other Person or entity) any equity securities of the Company, ICN or ICNI is authorized or outstanding, and (iii) there are no additional commitments by the Company to issue shares, subscriptions, warrants, options, scrip, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or assets. Except as provided for in the Articles, the Collateral Agreements or as set forth on
Section 2.04 of the Disclosure Statement, the Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Shareholders' Agreement, the Company is not a party or subject to, and to the Company's knowledge, no other person or entity is a party or subject to, any voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights (statutory or contractual) or proxies relating to any securities of the Company. Except as set forth on Section 2.04 of the Disclosure Statement, there are no restrictions on the transfer of shares of capital stock of the Company, other than those imposed by relevant


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Federal and state securities laws and pursuant to the Collateral Agreements.
Neither the issuance of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares will result in any adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any security of the Company. The offer and sale of all shares of capital stock and other securities of the Company issued before the Initial Closing hereunder complied with or were exempt from Federal and applicable state securities laws.

         2.05 Financial Statements. The audited consolidated financial statements of the Company and ICN and notes thereto contained within the Company's Form 10-KSB for the fiscal year ended June 30, 2001 as filed by the Company with the U.S. Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), and the unaudited consolidated financial statements of the Company and ICN and notes thereto contained within the Company's Form 10-QSB for the quarter ended September 30, 2001 as filed by the Company with the SEC under the Exchange Act and Form 8-K dated January 8, 2002 as filed by the Company with the SEC under the Exchange Act (collectively, the "Financial Statements") (such Form 10-KSB and Form 10-QSB, the consolidated financial statements and notes and exhibits thereto, and Form 8-K as filed by the Company with the SEC are collectively referred to as the "Exchange Act Reports") present fairly in all material respects the financial position of the Company and ICN as at the dates thereof and its results of operations the periods covered thereby, and the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied except as may be indicated therein or in the notes thereto (subject, in the case of unaudited statements, to normal year-end adjustments) or except as set forth on Section 2.05 of the Disclosure Statement. Except as set forth in the Financial Statements or in the Exchange Act Reports or on Section 2.05 of the Disclosure Statement, (i) each of the Company, ICN and ICNI has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 2001, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements; (ii) there has been no material adverse change in the assets, business, liabilities, properties, prospects, condition (financial or otherwise) or results of operations of each of the Company, ICN and ICNI; (iii) neither the business, condition or operations of each of the Company, ICN and ICNI nor any of their respective properties or assets has been materially or adversely affected as a result of any (a) legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; (b) any waiver by the Company, ICN or ICNI of a valuable right or of a material debt owed to any of them; (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company ICN, or ICNI except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results, business or prospects of the Company; any material change or amendment to a material contract by which the Company, ICN or ICNI or any of their respective assets or properties is bound or subject; or (d) any material change in any compensation arrangement or agreement with any employee; and (vi) neither the Company nor ICN nor ICNI has entered into any material transaction outside of the ordinary course of business or made any distribution on its capital stock or other ownership interest.


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         2.06 Litigation, Compliance with Law. Except as set forth in the
Exchange Act Reports and in Section 2.06 of the Disclosure Statement, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company and/or ICN and/or ICNI, including without limitation, that questions the validity of this Agreement and any of the Collateral Agreements or the right of the Company to enter into any of such agreements or to consummate the transactions contemplated thereby, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company and/or ICN and/or ICNI pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company and/or ICN and/or ICNI (including, without limitation, any inquiry as to the qualification of each of the Company, ICN and ICNI to hold or receive any license or permit), and, to the best of the Company's knowledge, there is no reasonable basis for any of the foregoing. Neither the Company nor ICN nor ICNI have been served with or, to the best of the Company's knowledge, are otherwise subject to any governmental order, writ, judgment, injunction or decree of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. Each of the Company, ICN and ICNI has complied in all material respects with all laws, rules, regulations and orders applicable to their respective business, operations, properties, assets, products and services, and each of the Company, ICN and ICNI has all necessary permits, licenses and other authorizations required to conduct its respective business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a Material Adverse Effect. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict the Company and/or ICN and/or ICNI from, or otherwise materially adversely affect the Company and/or ICN and/or ICNI in conducting their respective business in any jurisdiction in which each is now conducting business or in which each proposes to conduct business.

         2.07 Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any Person employed by or affiliated with the Company and/or ICN and/or ICNI has (a) violated or may be violating to any material extent any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company and/or ICN and/or ICNI which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no Person employed by or affiliated with the Company and/or ICN and/or ICNI has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no Person employed by or affiliated with the Company and/or ICN and/or ICNI has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or


                                        7

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sale of any product or proposed product or the development or sale of any service or proposed service of the Company and/or ICN and/or ICNI, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, neither the execution nor delivery of this Agreement, the Collateral Agreements, and the other related agreements and documents executed in connection with each Closing hereunder, or the carrying on of the business of the Company and/or ICN and/or ICNI by any of its officers, directors, key employees or agents, or the conduct or proposed conduct of the business of the Company and/or ICN and/or ICNI, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such Person is obligated.

         2.08 Title to Assets. Except as set forth on Section 2.08 of the Disclosure Statement, each of the Company, ICN and ICNI has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent consolidated balance sheet of the Company which forms a part of the Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any liens, charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's and/or ICN's and/or ICNI's ownership or use of such property or assets set forth on the Financial Statements. Neither the Company nor ICN nor ICNI owns any real property. Each of the Company, ICN and ICNI is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

         2.09 Insurance. The Company carries insurance covering its, ICN's and ICNI's properties and business adequate and customary for the type and scope of their respective properties and business. Each of the Company's insurance policies is in full force and effect, and all premiums due and payable have been paid. Each of the Company, ICN and ICNI are in compliance in all material respects with the terms and conditions of such policies. Neither the Company nor ICN nor ICNI has received any notice of cancellation of, or threatening to cancel any such insurance policy not otherwise timely cured.

         2.10 Taxes. Each of the Company, ICN and ICNI has accurately prepared and timely filed all Federal, state and other tax returns required by law to be filed by it, and all taxes (including all withholding taxes) shown to be due and all additional assessments have been paid or provisions made therefor. The Company knows of no additional assessments or adjustments pending or threatened against the Company and/or ICN and/or ICNI for any period, nor of any basis for any such assessment or adjustment. Neither the Company nor ICN nor ICNI has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a collapsible corporation pursuant to Section 1362(a) or
Section 341(f) of the Code, nor has the Company or ICN or ICNI made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. The federal income tax returns of the Company, ICN and ICNI have never been audited by the Internal Revenue


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Service and neither the Company nor ICN nor ICNI has received any notice that any of its returns (federal, state or local) have been or are being audited as of the date hereof.

         2.11 Other Agreements. Except as set forth in the Exchange Act Reports or on Section 2.11 of the Disclosure Statement, neither the Company nor ICN nor ICNI is a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate is material to the business, financial condition, operations, prospects, property or affairs of the Company and/or ICN and/or ICNI. Except as set forth on Section
2.11 of the Disclosure Statement, neither the Company nor ICN nor ICNI is a party to or otherwise bound by any written or oral:

                  (a) contract or agreement which is not terminable on less than thirty (30) days notice without cost or other liability to the Company and/or ICN and/or ICNI (except for contracts which, in the aggregate, are not material to the business of the Company and/or ICN and/or ICNI);

                  (b) material contract which entitles any customer to a rebate or right of set-off, or which varies in any material respect from the Company's and/or ICN's and/or ICNI's standard form contracts;

                  (c) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its and/or ICN's and/or ICNI's employees);

                  (d) contract or other commitment with any supplier of goods or services containing any provision permitting any party other than the Company and/or ICN and/or ICNI to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company and/or ICN and/or ICNI to meet its/their obligations under the contract when due or the occurrence of any other event;

                  (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (f) contract for the employment of any officer, employee or other natural person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

                  (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

                  (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company and/or ICN and/or ICNI;

                  (i) guaranty or collateralization of any obligation for borrowed money or otherwise;

                  (j) voting trust or agreement, shareholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

                  (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company and/or ICN has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

                  (m) assignment, license or other agreement with respect to any form of intangible property involving in the aggregate more than $25,000 in payments;

                  (n) agreement under which it has granted any Person any registration rights (other than pursuant to or as contemplated by this Agreement or the Collateral Agreements);

                  (o) agreement under which it has limited or restricted its right to compete with any Person in any material respect;

                  (p) other contract or group of related contracts with the same party involving more than $25,000, which contract or group of contracts is not terminable by the Company and/or ICN without penalty upon notice of thirty (30) days or less; or

                  (q) leases for office facilities and office equipment.

                  Each of the Company and/or ICN and/or ICNI, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company and/or ICN and/or ICNI is a party or by which it or its property may be bound. Neither the Company nor ICN nor ICNI has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any such lease, contract or other agreement. Each of the Company, ICN and ICNI is in full compliance with all of the terms and provisions of its Articles and Bylaws, each as amended.

         2.12 Intellectual Property Assets. The Exchange Act Reports set forth all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company and/or ICN and/or ICNI, or of which the Company and/or ICN and/or ICNI is a licensor or licensee or in which the Company and/or ICN and/or ICNI has any right. Each of the Company, ICN and ICNI has legal title and ownership of, or full right to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, internal domain names, domain name reservations, source and object codes, algorithms, architecture, structure, display, screens, layouts, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or material to the conduct of its business as currently conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company and/or ICN and/or ICNI infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed on Section 2.12 of the Disclosure Statement, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company and/or ICN and/or ICNI or which the Company and/or ICN and/or ICNI otherwise has the right to use, is invalid or unenforceable by the Company and/or ICN and/or ICNI, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all material technical information developed by and belonging to the Company and/or ICN and/or ICNI which has not been patented has been kept confidential. Neither the Company nor ICN nor ICNI has not granted or assigned to any other Person any right to provide the services or proposed services of the Company and/or ICN and/or ICNI. Except as set forth in the Exchange Act Reports, neither the Company nor ICN nor ICNI has no material obligation to compensate any Person for the use of any Intellectual Property nor has the Company nor ICN nor ICNI granted to any Person any license or other rights to use in any manner any Intellectual Property of the Company and/or of ICN and/or of ICNI.

         2.13 Investments in Other Persons. Except as set forth on Section 2.13 of the Disclosure Statement, neither the Company nor ICN nor ICNI has not made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Company nor ICN nor ICNI obligated or committed to make any such loan or advance, nor does the Company or ICN or ICNI own any capital stock or assets comprising the business of, obligations of, or any interest in, any Person, except in the case of the Company owning all of the issued and outstanding securities of each of ICN and ICNI.

         2.14 Assumptions, Guaranties, etc. of Indebtedness of Other Persons. Except as set forth in the Exchange Act Reports, neither the Company nor ICN nor ICNI has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other Person for (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         2.15 Significant Customers and Suppliers. Except as set forth in the Exchange Act Reports, since September 30, 2001, no customer or supplier which was significant to the Company and/or ICN and/or ICNI has terminated, materially reduced or threatened to terminate or materially reduce its purchases of products or services from or provision of products or services to the Company or ICN, as the case may be.

         2.16 Governmental Approvals. Except as otherwise contemplated by this Agreement, no authorization, consent, approval, license, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Collateral Agreements, the issuance, sale and delivery of the Preferred Shares or the Warrants, or, upon conversion or exercise thereof, respectively, the issuance and delivery of the Conversion Shares or Warrant Shares, other than filings pursuant to Federal and state securities laws (all of which filings have been made or will be made by the Company) in connection with the sale of all such securities.

         2.17 Disclosure. The Company's representations and warranties in this Agreement and in the Disclosure Statement, Schedules and Exhibits to this Agreement and in any other agreements, statements, certificates made or delivered in connection herewith or therewith, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading.

         2.18 Offering of the Preferred Shares and Warrants. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of any of the foregoing with the transactions contemplated by this Agreement under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares or Warrants to the registration provisions of the Securities Act.

         2.19 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or ICN or ICNI for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement or the Collateral Agreements.

         2.20 Transactions with Affiliates. Except as disclosed in the Exchange Act Reports or on Section 2.20 of the Disclosure Statement, there are no loans, leases, royalty agreements or other continuing transactions or arrangements between the Company, or any officer or director of the Company, and any Person owning five percent (5%) or more of any class of capital stock of the

Company or other entity controlled by any such Person or any other Company affiliate (as such term is defined in Rule 405 under the Securities Act).

         2.21 ERISA. No employee benefit plan established or maintained, or to which contributions have been made, by the Company and/or ICN which is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company and/or ICN and/or ICNI.

         2.22 Labor Relations. To the best of the Company's knowledge, no labor union or any representative thereof has made any attempt to organize or represent employees of the Company and/or of ICN and/or ICNI. Neither the Company nor ICN nor ICNI has any collective bargaining agreements with any of its employees. There are no pending unfair labor practice charges, material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company and/or ICN and/or ICNI. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, ICN, or ICNI, nor does the Company nor ICN nor ICNI have a present intention to terminate the employment of any officer, key employee or group of employees. Except as set forth in the Exchange Act Reports or on Schedule 2.22, neither the Company nor ICN nor ICNI is a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, and subject to the foregoing and general principles related to wrongful termination of employees, the employment of each officer and employee of the Company, ICN and ICNI is terminable at the will of the Company, ICN and ICNI.

         2.23 Books and Records. The books of account, ledgers, order books, records and documents of each of the Company, ICN and ICNI accurately reflect all material information relating to the business of the Company, ICN, and ICNI, respectively, that is appropriate to be reflected therein in all material respects.

         2.24 Validity of Offering. Subject to the accuracy of the Investor's representations in Article III hereof, the offer, sale and issuance of the Preferred Shares and Warrants pursuant to this Agreement are, to the Company's knowledge, exempt from the registration provisions of Section 5 of the Securities Act and the registration and qualification requirements of applicable state securities laws. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or the Warrants has offered the Preferred Shares, the Warrants or any similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which, to the Company's knowledge, might require the integration of such security with the offering of the Shares under the Securities Act or the rules and regulations promulgated thereunder), in either case so as to subject the offering or issuance of the Preferred Shares or the Warrants to the registration provisions of the Securities Act.

         2.25 Investor Approval Rights. The Investor shall have such approval rights as are set forth in the Articles and/or in the Shareholders' Agreement.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company as of the date hereof and as of each Closing Date that:

                  (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and either (i) it was not organized for the specific purpose of acquiring the Preferred Shares and Warrants, or (ii) each Person who has invested in the Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act;

                  (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

                  (c) it is the present intention that the Preferred Shares and Warrants being purchased by the Investor (and the underlying Conversion Shares and Warrant Shares) are being acquired for its own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof;

                  (d) it understands that (i) the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares, and the Warrants and, upon exercise thereof, the Warrant Shares, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares will bear a legend to such effect, and (iv) the Company will cause its transfer agent to make a notation on its transfer books to such effect;

                  (e) no Person, except the Investor, has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Investor for any commission, fee or other compensation as a finder or broker because of any act or omission of the Investor or any agent for such Investor;

                  (f) it has full corporate or other power and authority to enter into and to perform this Agreement in accordance with its terms;

                  (g) the execution of, and performance of the transactions contemplated by this Agreement is not in conflict with and will not, with or without notice and/or the passage of time, result in any material breach of any terms, conditions or provisions of, or constitute a material default under, its corporate charter or any indenture, lease, agreement, order, judgment or other instrument to which such Investor is a party or otherwise subject;

                  (h) it has had the opportunity to review the Exchange Act Reports, ask questions of the management of the Company, and has had access to each of the Company's and ICN's books and records; and

                  (i) it has had the opportunity to consult with and discuss the transactions contemplated herein with its own legal and tax counsel, including but not limited to the allocation of the purchase price between the Preferred Shares and Warrants, and acknowledges that the Company has not provided any legal or tax advice to the Investor in connection with any of the foregoing.


                                   ARTICLE IV

                  CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

         The obligation of the Investor to purchase and pay for the number of Preferred Shares and Warrants being purchased by it on each of the Closing Dates is, at its option, subject to the satisfaction, on or before each of the Closing Dates (except as otherwise noted) of the following conditions:

         4.01 Articles. The Company shall have filed the Articles with the Secretary of State of the State of Florida prior to the Initial Closing.

         4.02 Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of each Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes contemplated or permitted by this Agreement, and the President and Secretary of the Company shall have certified to such effect to the Investor in writing on behalf of the Company on each such Closing Date:

         4.03 Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at each Closing Date, as appropriate, and the President and Secretary of the Company shall have certified to the Investor in writing to such effect on behalf of the Company on each such Closing Date.

         4.04 Consents and Approvals; All Proceedings to be Satisfactory. All consents, authorizations, approvals and permits that are required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the lawful issuance and sale of the Preferred Shares and the Warrants, shall have been duly obtained and shall be effective as of each Closing. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Investor and its counsel, and the Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         4.05 Opinion of Company's Counsel. The Investor shall have received from Kipnis Tescher, counsel for the Company, on the Initial Closing Date, an opinion dated the Initial Closing Date, regarding the due authority of the Company to execute this Agreement, the Collateral Agreements and the other documents and instruments executed and delivered in connection herewith, the enforceability of the terms of the same against the Company (except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditor's rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and to the extent the indemnification provisions contained in this Agreement or the Collateral Agreements may be limited by applicable Federal or state securities laws), the Company's compliance with Federal and state securities laws in connection with the sale and issuance of the Preferred Shares and Warrants (it being understood that the opinion shall only relate to the laws of the State of Florida). As to factual matters which affect the opinions expressed therein, such firm may rely upon the representations and warranties of the Company set forth in this Agreement, in the Collateral Agreements, in the certificates described in
Section 4.07 below, and one or more affidavits from one or more members of the Company's management concerning certain of such factual matters.

         4.06 Delivery of Preferred Shares and Warrants. The Investor shall have received from the Company the certificates representing the number of Preferred Shares and the Warrants to which such particular Closing relates.

         4.07 Supporting Documents. The Investor and its counsel shall have received copies of the following documents at each Closing (except as otherwise noted):

                  (i) (a) the Articles certified as of a recent date prior to the Initial Closing by the Secretary of State of the State of Florida, and (b) a certificate of said Secretary dated as of a recent date prior to the Initial Closing as to the existence of the Company, ICN and ICNI;

                  (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Initial Closing Date and certifying: (a) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Collateral Agreements, the designation, issuance, sale and delivery of the Preferred Shares and Warrants and the reservation, issuance and delivery of the Conversion Shares and Warrant Shares, and (c) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (d) that the Articles have not been amended since the date of the certificate delivered pursuant to clause (i)(b) above (a certificate of the Secretary or an Assistant Secretary of the Company dated as of the Second Closing Date and the Third Closing Date, respectively, certifying only as to the matters discussed in (ii) (c) and (ii) (d) above shall be delivered on the Second Closing Date and Third Closing Date, respectively); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investor or its counsel may reasonably request.

         4.08 Registration Rights Agreement. The Company and each of the other parties thereto (other than the Investor) shall have executed and delivered the Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

         4.09 Shareholders' Agreement. The Company and each of the other parties thereto (other than the Investor) shall have executed and delivered a Shareholders' Agreement in the form attached hereto as Exhibit D (the "Shareholders' Agreement").

         4.10 Consulting Agreement. The Company and each of the other parties thereto (other than the Investor) shall have executed and delivered a Consulting Agreement in the form attached hereto as Exhibit E (the "Consulting Agreement "), the effective date of which shall be April 1, 2002 (provided that the Investor has made the three Required Disbursements pursuant to Section 1.04 hereof prior thereto).

         4.11 Lock-up Agreement. Shareholders of the Company owning an aggregate of 4,720,833 shares of the Company's Common Stock shall have delivered executed Lock-up Agreements in the form attached hereto as Exhibit F (the "Lock-up Agreement") to the Company with copies thereof delivered to the Investor.

         4.12 Reimbursement of Investor's Expenses, Including Fees of Investor's Counsel. The Company shall have paid in accordance with Section 8.01 the fees and out-of-pocket disbursements of the Investor and the Investor's counsel.

         4.13 Board of Directors. The Company agrees to cooperate with the Investor in causing the Investor's then designated nominee to fill one vacancy and serve on the Company's Board of Directors until the next annual meeting of the Company's shareholders, provided, however, that in the event the Second Closing and/or the Third Closing do not occur during the timeframe outlined in
Section 1.04(b) and/or 1.04(c), the Investor shall cause its chosen nominee to immediately resign from the Company's Board of Directors and such person shall immediately so resign.

                                    ARTICLE V

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

         The obligation of the Company to sell the Preferred Shares and the Warrants being sold by it on each of the Closing Dates is, at its option, subject to the satisfaction, on or before each of the Closing Dates of the following conditions:

         5.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Article III shall be true, complete and correct on and as of each of the Closing Dates with the same effect as though such representations and warranties had been made on and as of such date.

         5.02 Payment of Purchase Price. The Investor shall have delivered to the Company the full purchase price for all of the Preferred Shares and Warrants to be purchased by it at each such Closing in accordance with the provisions of
Section 1.04 hereof.

         5.03 Litigation. No action or proceeding before any court or any other governmental agency shall have been instituted or threatened to restrain or prohibit the sale of the Preferred Shares and Warrants by the Company to the Investor.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Investor that so long as the Investor owns any of the Preferred Shares and Warrants:

         6.01 Reserve for Conversion Shares and Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares and exercise of the Warrants from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use reasonable efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares and/or exercise of the Warrants.

         6.02 Corporate Existence. The Company shall maintain its, ICN's and ICNI's corporate existence, rights and franchises in full force and effect.

         6.03 Required Insurance Coverage. The Company shall maintain insurance coverage against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, of similar size, scope and financial condition.

         6.04 Expenses of Directors. The Company shall promptly reimburse in full, upon submission of receipts or other documentation reasonably acceptable to the Company, the Investor's designee to the Company's Board of Directors pursuant hereto (and pursuant to the Registration Rights Agreement, to the extent applicable) for all of such person's reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

         6.05 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares and Warrants only as set forth in Schedule 6.05 hereto.

         6.06 Compliance with Laws. The Company shall comply, and shall cause each of ICN and ICNI to comply with all applicable laws, rules, regulations and orders, noncompliance with which would or is likely to have a Material Adverse Effect. The Company shall, at all times, comply, and shall cause each of ICN and ICNI to comply, with the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.

         6.07 Keeping of Records and Books of Account. The Company shall keep, and shall cause each of ICN and ICNI to keep adequate records and books of account, in which entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all material financial transactions of each of the Company, ICN, and ICNI, respectively, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         6.08 Change in Nature of Business. The Company shall not make, and shall cause each of ICN and ICNI not to make, any material change in the nature of its, ICN's and ICNI's business without the approval of the Company's Board of Directors.

         6.09 Employee Non-Disclosure and Non-Compete Agreements. The Company shall obtain non-disclosure and minimum 1 year non-compete (from date of termination for any reason) agreements from all future Company officers and key Company employees, and shall obtain non- disclosure agreements from all other Company employees who will have access by virtue of their employment with the Company to confidential Company information.

         6.10 Compliance With Exchange Act Reporting Requirement and Continued Listing on the Over-the-Counter Bulletin Board. The Company shall use its best efforts to: (a) timely file all reports required to be filed with the SEC under the Exchange Act; and (b) continue to maintain its listing on the Over-the-Counter Bulletin Board.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.01 General Indemnity. The Company agrees to indemnify and hold harmless the Investor and its agents, heirs, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) (collectively, "Losses") incurred by the Investor as a result of any misrepresentation or breach of any representation, warranty, covenant or agreement set forth in this Agreement or any of the Collateral Agreements. The Investor agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all Losses incurred by the Company as a result of any misrepresentation or breach of any representation, warranty, covenant or agreement set forth in this Agreement or any of the Collateral Agreements.

         7.02 Indemnification Procedure. Any party entitled to indemnification under this Article (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. notwithstanding anything in this Section to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof, which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity provisions contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to pursuant to the law.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01 Placement Fee and Expenses. Promptly following the Company's receipt of cleared funds from the Required Disbursement made by the Investor at each Closing, the Company shall pay the Investor a placement fee of 5% on the gross amount of each such Required Disbursement at each Closing. In addition, promptly following the Company's receipt of cleared funds from the Required Disbursement made by the Investor at the Initial Closing, the Company shall reimburse the Investor for all of its documented reasonable out-of-pocket fees and expenses, including reasonable fees and disbursements of its counsel, Hunton & Williams P.A., subject to a maximum reimbursement amount of $50,000, incurred in connection with: (a) this Agreement and the transactions contemplated by this Agreement; and (b) as may be incurred in connection with a separate promissory note agreement and contemplated related documents and transactions pursuant thereto, contemplated to be entered into by and between the Company and the Investor and/or its designee.

         8.02 Survival of Representations and Warranties. All representations, warranties and covenants made by the Company herein or in any agreement, certificate or instrument delivered to the Investor pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, the Collateral Agreements, the issuance, sale and delivery of the Preferred Shares and Warrants to the Investor and the issuance and delivery of the Conversion Shares and Warrant Shares to the Investor and shall terminate on the earlier of: (a) the private sale by the Investor of the Preferred Shares and Warrants and/or the Conversion Shares and Warrant Shares to a third party; (b) the sale of all of the Registrable Securities (as such term is defined in the Registration Rights

Agreement); or (c) one hundred eighty (180) days after the effective date of the registration statement registering the Registrable Securities for public resale.

         8.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         8.04 Parties in Interest. Except as otherwise set forth herein, all representations, waranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns. Neither party hereto may assign its rights or obligations hereunder without the express prior written consent of the other party hereto, which consent may be withheld by such other party in its sole discretion and without any liability to such party.

         8.05 Notices. All notices, requests, consents, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of service via telecopier to the party to whom notice is to be given (provided the sender of such notice is provided with a printed confirmation of same) or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or overnight mail via a nationally recognized courier to the respective party's address (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.05):

If to the Company:            Intercallnet, Inc.
                              6340 NW 5th Way
                              Fort Lauderdale, Florida 33309
                              Telecopier: (954) 315-3222
                              Attention: Scott Gershon, Chief Executive Officer

With copies to:               Kipnis Tescher Lippman & Valinsky
                              100 NE 3rd Avenue, Suite 610
                              Ft. Lauderdale, Florida 33301-1165
                              Telecopier:  (954) 467-2264
                              Attention:  Jay Valinsky, Esq.

If to the Investor:           Stanford Venture Capital Holdings, Inc.
                              201 South Biscayne Boulevard
                              Suite 1200
                              Miami, Florida 33131
                              Telecopier: (305) 960-8535
                              Attention: James M. Davis, President

With copies to:               Hunton & Williams, P.A.
                              111 Brickell Avenue, Suite 2500
                              Miami, Florida 33131
                              Telecopier: (305) 810-2460
                              Attention:  Alberto Hernandez, Esq.

         8.06 Governing Law; Jurisdiction; Venue; Attorney's Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict or choice of law provisions of such state. Any action and/or proceeding relating to or arising out of this Agreement shall be brought solely in the federal and/or state court located in Miami-Dade, Florida. The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorney's fees and costs from the other party.

         8.07 Entire Agreement. This Agreement, including the Disclosure Statement, Exhibits, Schedules and related agreements attached as exhibits hereto constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. The Disclosure Statement and all Exhibits and Schedules hereto are hereby incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

         8.08 Counterparts; Telecopier. This Agreement may be executed in counterparts and via telecopier, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         8.09 Amendments; Modifications. This Agreement may only be amended or modified pursuant to a written agreement executed by both parties hereto, consent to which may be given or withheld for any reason or for no reason, and in the case of consent being withheld for any reason or no reason, without any liability to the party withholding such consent.

         8.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         8.12 Definition of "Person." As used in this Agreement, the term "Person" shall mean an individual, corporation, trust, partnership, limited liability company or partnership, joint venture, unincorporated organization, governmental authority or any agency or political subdivision thereof, or other entity.

         8.13 Press Release and Other Public Disclosure. Promptly following the execution of this Agreement by both parties hereto, it is acknowledged and agreed that the Company shall issue a press release and file a Form 8-K with the SEC disclosing the execution of this Agreement by both parties hereto, the terms hereof and otherwise making such disclosure as required by the instructions to Form 8-K.

         8.14 Rule of Construction that Ambiguities to be Construed Against the Drafter of the Document Not Applicable. In view of the fact that both parties to this Agreement, the Disclosure Statement, Exhibits, Schedules and Collateral Agreements attached hereto have each been represented by their respective counsel in connection herewith and therewith, the rule of construction that ambiguities shall be construed against the drafter shall not be applicable to any of such documents.

         IN WITNESS WHEREOF, the Company and the Investor have executed this Series A Convertible Preferred Stock and Common Stock Purchase Warrant Purchase Agreement as of the date first above written.


                                 THE COMPANY:
                                 Intercallnet, Inc.


                                 By: /s/ Scott Gershon
                                     ----------------------------------------
                                       Scott Gershon, Chief Executive Officer

                                 THE INVESTOR:
                                 Stanford Venture Capital Holdings, Inc.


                                 By: /s/ James M. Davis
                                     ----------------------------------------
                                       James M. Davis, President

                              Disclosure Statement



Section 2.04 Authorized Capital Stock

Section 2.05 Financial Statements

Section 2.06 Litigation, Compliance With Law

Section 2.08 Title to Assets

Section 2.11(i); (l); (n) Other Agreements

Section 2.12 Intellectual Property Assets

Section 2.13 Investments in Other Persons

Section 2.20 Transactions With Affiliates

Section 2.22 Labor Relations

Section 2.04 ~ Authorized Capital Stock

As disclosed in the Exchange Act Reports, as defined in paragraph 2.05 of the Series A Convertible Preferred Stock Purchase Agreement, there are 12,180,735 shares of the Company's Common Stock outstanding and no shares of the Company's preferred stock issued and outstanding (however, it is planned that Series B Preferred Stock will be authorized and issued). The 12,180,735 shares of Common Stock issued and outstanding have been issued in the following manners:

Initial Founders                                            4,396,875
Capital Raise ~ Net Cash Proceeds of $5,727,715             5,015,110
Services and Non-Cash Issuances                               318,750
Merger with Never Miss A Call                               2,450,000

Total Shares Issued and Outstanding                        12,180,735

The following description represents additional capital stock issuances since the effective time periods of the Exchange Act Reports:

Financial Related Services
--------------------------
On November 23, 2001, the Company entered into an agreement with an unrelated third party to provide certain financial related services. As compensation under this agreement, the Company issued 144,513 shares of the Company's Common Stock and warrants to purchase an aggregate of 289,027 shares of the Company's Common Stock at $1.00 per share, exercisable for a period of five years. Such Common Stock and warrants will be held in escrow and shall vest ratably over six months. If the agreement is terminated, by either party, during the six month term then the unvested shares of Common Stock and warrants will be returned to the Company and the Company shall have no further obligation for any equity based incentive. The shares of the Company's Common Stock issued in connection with this transaction and the shares of the Company's Common Stock underlying the warrants are restricted and have piggyback registration rights when and if the Company files a registration statement during the one year period commencing on May 22, 2002 and terminating on May 22, 2003.

Unit Offering
-------------
During the period from November 2001 through January 2002, the Company raised approximately $175,000 through a private unit offering ("Unit Offering") to accredited investors who are friends and family of the Company. During the above referenced time period the Company sold seven (7) units. Each unit was priced at $25,000, which consisted of a promissory note for $25,000 and warrants to purchase 50,000 shares of restricted, par value $0.0001 Common Stock subject to the discretion of management to accept fractional units.

The promissory note bears interest, on a monthly basis, at a rate of prime plus 2.0%, (which ranges from 6.75% to 7.0%) with a term of one year. The promissory note (including accrued interest) may, at the option of the note holder, be re-paid in cash or converted at or after the scheduled maturity date into restricted shares of the Company's Common Stock at a conversion rate of $0.25 per share.

The warrants are exercisable at a price of $0.50 per share and are immediately exercisable and expire two years after the date of grant. The warrants bear a call provision by the Company when and if the bid price of the stock is at $1.00 or more for any ten (10) day consecutive trading period, then the Company may demand the warrant holder to exercise 100% of the warrants issued and outstanding under the unit offering and the warrant holder has ten (10) business days to exercise said warrants. If warrants are not exercised within said ten
(10) business days then 100% of the warrants issued and outstanding under the unit offering immediately expire and are deemed to be forfeited by the warrant holder.

Investor Warrants
-----------------
On December 7, 2001, the Company sold warrants to purchase an aggregate of 150,000 shares of the Company's Common Stock at an exercise price of $.50 per share to an existing warrant holder for $5,000. The warrants are subject to a six (6) month holding period and expire 18 months after the date of grant.

Common Stock Equivalents
------------------------
The following represents a description of the common stock equivalents, issued and outstanding, inclusive of the common stock equivalents as described above which were not previously disclosed in the Exchange Act Reports based on the dates of when such transactions were consummated:

         Common Stock Purchase Warrants:
         During the period from July 2000 through June 2001, the Company issued 1,1,85,625 warrants to purchase shares of the Company's Common Stock at $0.57 per share, exercisable for a period of three years in connection with a private placement offering.

         During July 2001, the Company issued 150,000 warrants to purchase shares of the Company's Common Stock at $1.02 per share, which vest ratably over twelve months and are exercisable for a period of five years in connection with an agreement for certain investor relation services. The shares of the Company's Common Stock underlying the warrants have piggyback registration rights when and if the Company files a registration statement. On December 7, 2001, the Company sold an additional 150,000 warrants to this warrant holder for $5,000. The additional warrants are subject to a six-month holding period and expire 18 months after the date of grant. These additional 150,000 warrant do not have registration rights.

         During the period from November 2001 through January 2002, the Company issued 350,000 warrants to purchase shares of the Company's Common Stock at $0.50 per share, immediately exercisable and expire after two years from the date of grant in connection with the Unit Offering. The warrants contain a call provision by the Company when and if the bid price of the stock is at $1.00 or more for any ten (10) day consecutive trading period, then the Company may demand the warrant holder to exercise 100% of the warrants issued and outstanding under the unit offering and the warrant holder has ten (10) business days to exercise said warrants. If warrants are not exercised within said ten (10) business days then 100% of the warrants issued and outstanding under the unit offering immediately expire and are deemed to be forfeited by the warrant holder.

         During November 2001, the Company issued warrants to purchase 289,027 shares of the Company's Common Stock at $1.00 per share, which vest ratably over six months and are exercisable for a period of five years in connection with an agreement for certain financial related services. If the agreement is terminated by either party during the six-month term, then the unvested warrants will be returned to the Company and the Company shall have no further obligation for any equity based incentive. The shares of the Company's Common Stock underlying the warrants have piggyback registration rights when and if the Company files a registration statement during the one-year period commencing on May 22, 2002 and terminating on May 22, 2003.

         Stock Options:
         The following represents the stock options issued and outstanding, to executives, employees, consultants, and advisory board members as previously disclosed in the Exchange Act Reports:


Executives                                                       475,000
Employees (net of forfeitures)                                   110,000
Consultants                                                      150,000
Advisory Board Members                                           200,000

Total Stock Options Granted                                      935,000

         Convertible Debt:
         If all of the convertible debt issued in accordance with the Unit Offering, as described above, was to be converted by the note holders, an additional 700,000 shares of the Company's Common Stock will be issued between November 2002 and January 2003, exclusive of interest. As a result of the interest rate being based upon the prime rate, a determination of the number of shares to be issued as a result of the conversion of the interest due and accrued cannot be made at this time.

         From November through December 2001, the Company issued $350,000 of short-term debt with interest rates ranging from 10% to 12%. Such interest is charged on a per annum basis in 30-day increments. The total interest due and accrued may be repaid in shares of the Company's Common Stock based on the average bid and ask quotations as reported by the Over-The-Counter Bulletin Board ("OTCBB") during the time period that such interest payment covers. Such average bid and ask quotations shall be discounted based on the difference between the last cash sale of restricted shares by the Company (September 4, 2001) and the closing price as reported by the OTCBB on such date. Such short-term debt is secured with certain assets of the Company. As a result of the conversion rate being based upon actual trading results, a determination of the number of shares to be issued as a result of the conversion of the interest due and accrued cannot be made at this time.

Section 2.05 ~ Financial Statements

The following descriptions represent significant changes to the financial statements since the effective dates of the Exchange Act Reports:

Restricted Cash and Note Payable
--------------------------------
On December 11, 2001, the Company's revolving line of credit with a commercial bank matured and was satisfied in full with the $500,000 certificate of deposit that was guaranteeing the performance under the line of credit. The balance of the line of credit at maturity was $500,000. As a result, there were no proceeds returned to the Company.

Accounts Receivable
-------------------
On January 8, 2002, the Company was notified by the client under Master Services Agreement A that the campaign for selling wireless phones and services was terminated by the wireless carrier and all payments due under the campaign will be held for a period of 181 days. As a result of the campaign termination and payment hold period, the potential uncollectibility of the receivable under this campaign has increased from the previous estimate as reported in the Exchange Act Reports. The Company is currently analyzing the potential uncollectibility of this receivable and plans to record an additional allowance for doubtful accounts for the quarterly period ended December 31, 2001, which will be reflected and disclosed in the Company's Form 10-QSB for the quarterly period ended December 31, 2001. The Company is presently considering its legal options with counsel concerning this matter. A Form 8-K was filed with the Securities and Exchange Commission disclosing this mater on January 17, 2002.

Unit Offering
-------------
During the period from November 2001 through January 2002, the Company raised approximately $175,000 through a private unit offering to accredited investors who are "friends and family" of the Company. During the above- referenced time period the Company sold seven (7) units. Each unit was priced at $25,000, which consisted of a promissory note for $25,000 and warrants to purchase 50,000 shares of restricted, par value $0.0001 Common Stock subject to the discretion of management to accept fractional units.

The promissory note bears interest, on a monthly basis, at a rate of prime plus 2.0%, (which ranges from 6.75% to 7.0%) with a term of one year. The promissory note (including accrued interest) may, at the option of the note holder, be re-paid in cash or converted at or after the scheduled maturity date into restricted shares of the Company's Common Stock at a conversion rate of $0.25 per share.

The warrants are exercisable at a price of $0.50 per share and are immediately exercisable and expire two years after the date of grant. The warrants contain a call provision by the Company when and if the bid price of the stock is at $1.00 or more for any ten (10) day consecutive trading period then the Company may demand the warrant holder to exercise 100% of the warrants issued and outstanding under the unit offering and the warrant holder has ten (10) business days to exercise said warrants. If warrants are not exercised within said ten
(10) business days then 100% of the warrants issued and outstanding under the unit offering immediately expire and are deemed to be forfeited by the warrant holder.

Short-Term Debt
---------------
From November through December 2001, the Company issued $350,000 of short-term debt with interest rates ranging from 10% to 12%. Such interest is charged on a per annum basis in 30-day increments. The total interest due and accrued may be repaid in shares of the Company's Common Stock based on the average bid and ask quotations as reported by the OTCBB during the time period that such interest payment covers. Such average bid and ask quotations shall be discounted based on the difference between the last cash sale of restricted shares by the Company (September 4, 2001) and the closing price as reported by the OTCBB on such dated. Such short-term debt is secured with certain assets of the Company.

Deferred Compensation
---------------------
Certain executive officers of the Company such as the Chief Executive Officer, the President and the Chief Financial Officer have agreed to defer drawing payroll from the Company commencing in November 2001. Such payroll deferral is scheduled to continue until the Company's cash flow is sufficient to support the payment of payroll but shall continue no longer than through December 31, 2001. Interest is accruing at a rate of prime plus 2% per annum, calculated over the time period that such deferred amounts are outstanding. At December 31, 2001, the total amount due to the key executive officers is approximately $170,000 in gross wages.

Due to Officers
---------------
From time to time, the Chief Executive Officer of the Company has directly paid certain Company expenses. Interest is accruing at a rate of prime plus 2%, per annum, calculated over the time period that such amounts are outstanding. At December 31, 2001, the total amount Due to Officers is approximately $30,000.

Due to Directors
----------------
One of the Company's consultants who is also a Director has agreed to defer from drawing payments for such consulting services commencing in November 2001. Such deferral is scheduled to continue until the Company's cash flow is sufficient to support the payment of consulting services, but shall continue no longer than through December 31, 2001. At December 31, 2001, the total amount due to this consultant is approximately $10,000.

Insurance Financing
-------------------
In December 2001, the Company entered into a financing arrangement to finance the cost of the annual premiums under the Directors and Officers insurance policy. The total cost of the premiums was approximately $73,000 and the Company made a cash payment of approximately $18,000 and the remaining $55,000 is being financed over a period of nine months at an interest rate of 6.50% per annum.

Section 2.06 ~ Litigation, Compliance With Law

On or about January 4, 2002, the Company was served with a demand for arbitration before the American Arbitration Association by Web United a/k/a Ciberlynx, Inc. ("Cyberlynx"). Cyberlynx alleges, in summary, that Cyberlynx entered into a written contract with the Company to provide the Company with internet access service and equipment, and that the Company has failed and refused to compensate Cyberlynx in accordance with the terms of the written contract. Cyberlynx alleges that fees owed aggregate $34,564. The Company has until March 16, 2002 to respond to such demand and plans to vigorously contest the alleged amount owed in view of set-off claims that the Company believes it has against Cyberlynx for services performed by the Company for Cyberlynx for which the Company was not compensated.

Section 2.08 ~ Title to Assets

Short-Term Debt
---------------
From November through December 2001, the Company issued $350,000 of short-term debt with interest rates ranging from 10% to 12%. Such short-term debt is secured with certain assets of the Company. The Company has (or will shortly) file two UCC-1 financing statements, one for $250,000 for the Davox dialer and the other for $150,000 for the NEC Business Network equipment.

Section 2.11 ~ Other Agreements

(i) guaranty or collateralization of any obligation for borrowed money or otherwise; The Company has (or will shortly) file two UCC-1 financing statements, one for $250,000 for the Davox dialer and the other for $150,000 for the NEC Business Network equipment. Such UCC-1 financing statements secure the $350,000 of short-term debt issued between November and December 2001.

(l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities; In connection with the Unit Offering, the Company has issued warrants that contain a call provision by the Company when and if the bid price of the stock is at $1.00 or more for any ten (10) day consecutive trading period, then the Company may demand the warrant holder to exercise 100% of the warrants issued and outstanding under the unit offering and the warrant holder has ten (10) business days to exercise said warrants. If warrants are not exercised within said ten (10) business days then 100% of the warrants issued and outstanding under the unit offering immediately expire and are deemed to be forfeited by the warrant holder.

(n) agreement under which it has granted any Person any registration rights (other than pursuant to or as contemplated by this Agreement or the Collateral Agreements); On November 23, 2001, the Company entered into an agreement with an unrelated third party to provide certain financial related services. As compensation under this agreement, the Company issued 144,513 shares of the Company's Common Stock and warrants to purchase an aggregate of 289,027 shares of the Company's Common Stock at $1.00 per share, exercisable for a period of five years. Such Common Stock and warrants will be held in escrow and shall vest ratably over six months. If the agreement is terminated by either party during the six month term, then the shares of Common Stock and warrants not vested will be returned to the Company and the Company shall have no further obligation for any equity based incentive. The shares of the Company's Common Stock issued in connection with this transaction and the shares of the Company's Common Stock underlying the warrants are restricted and have piggyback registration rights when and if the Company files a registration statement during the one-year period commencing on May 22, 2002 and terminating on May 22, 2003. See also Form 10-KSB and Form 10-QSB.

Section 2.13 ~ Investments in Other Persons

$5,200 loan to Company's Chief Executive Officer as an advance for excessive payroll withholding.

Section 2.20 ~ Transactions with Affiliates

Deferred Compensation
---------------------
Certain executive officers of the Company such as the Chief Executive Officer, the President and the Chief Financial Officer have agreed to defer drawing payroll from the Company commencing in November 2001. Such payroll deferral is scheduled to continue until the Company's cash flow is sufficient to support the payment of payroll but shall continue no longer than through December 31, 2001. Interest is accruing at a rate of prime plus 2%, per annum, calculated over the time period that such deferred amounts are outstanding. At December 31, 2001, the total amount due to the key executive officers is approximately $170,000 in gross wages.

Due to Officers
---------------
From time to time, the Chief Executive Officer of the Company has directly paid certain Company expenses. Interest is accruing at a rate of prime plus 2%, per annum, calculated over the time period that such amounts are outstanding. At December 31, 2001, the total amount Due to Officers is approximately $30,000.

Due to Directors
----------------
One of the Company's consultants who is also a Director has agreed to defer from drawing payments for such consulting services commencing in November 2001. Such deferral is scheduled to continue until the Company's cash flow is sufficient to support the payment of consulting services, but shall continue no longer than through December 31, 2001. At December 31, 2001, the total amount due to this consultant is approximately $10,000.


Section 2.22 ~ Labor Relations

See employment agreement between the Company and Joel Suarez previously provided as a due diligence document.

                                    SCHEDULES


Schedule 2.04  Capitalization Table - previously provided

Schedule 6.05 Use of Proceeds

Working capital and general corporate purposes, including accounts payable, marketing and purchase of software for the Company's U.S. domestic call center operations.

                                    EXHIBITS



Exhibit A  Form of Amended Articles of Incorporation

Exhibit B Forms of Warrants (6 forms)

Exhibit C  Form of Registration Rights Agreement

Exhibit D  Form of Shareholders' Agreement

Exhibit E  Form of Consulting Agreement

Exhibit F  Form of Lock-up Agreement

                                    EXHIBIT A

                    Form of Amended Articles of Incorporation

                                    EXHIBIT B

                                Forms of Warrants

                                    EXHIBIT C

                      Form of Registration Rights Agreement

                                    EXHIBIT D

                         Form of Shareholders' Agreement

                                    EXHIBIT E

                          Form of Consulting Agreement

                                    EXHIBIT F

                            Form of Lock-up Agreement